EXHIBIT 99.1

PUC DOCKET NO. 46957

SOAH DOCKET NO. 473-17-3196

APPLICATION OF ONCOR ELECTRIC DELIVERY COMPANY LLC FOR AUTHORITY TO CHANGE RATES	§ § §	BEFORE THE PUBLIC UTILITY COMMISSION OF TEXAS

STIPULATION

TO THE HONORABLE PUBLIC UTILITY COMMISSION OF TEXAS:

As of             , 2017, Oncor Electric Delivery Company LLC (“Oncor” or “Company”) and certain parties to this docket have reached a settlement concerning the Application of Oncor Electric Delivery Company LLC for Authority to Change Rates filed in this proceeding. Based upon that settlement, the following parties joined in this comprehensive and unopposed Stipulation (“Stipulation”) regarding all issues in this docket: Oncor,                      (hereinafter collectively referred to as “Signatories”). The Signatories agree that a negotiated resolution of this proceeding on the basis set forth in this Stipulation and the related tariffs are in the public interest, provide just and reasonable rates, will conserve the parties’ and the public’s resources, and eliminate controversy. Accordingly, the Signatories request (a) approval of this Stipulation by the Public Utility Commission of Texas (“Commission”) and entry of an order (including findings of fact and conclusions of law) as set out in Attachment 1 hereto and (b) approval of Oncor’s proposed Tariff for Retail Delivery Service and Tariff for Transmission Service (hereinafter, collectively, “Tariffs”) as set out in Attachment 2 hereto. All other parties to this docket who are not Signatories have agreed that they do not oppose the Commission’s entering a final order consistent with this Stipulation.1

I.

By this Stipulation, the Signatories resolve all issues among them related to this proceeding and hereby stipulate and agree as follows and request that the Commission enter the proposed final Order attached hereto as Attachment 1 that reflects the following:

[1]	The following parties are not Signatories to this Stipulation but have agreed that they do not oppose it and do not oppose the Commission’s entering a final order consistent with this Stipulation:

A.	Base Rate Revenue Changes:

1.	Sharyland Transaction: As part of the resolution of this proceeding, the Signatories agree that Oncor intends to exchange certain assets with Sharyland Distribution & Transmission Services L.L.C. (“SDTS”). In that transaction, SDTS will provide certain distribution assets and limited transmission assets to Oncor, and Oncor will provide certain transmission assets to SDTS (hereinafter, “Sharyland Transaction”). SDTS, Sharyland Utilities, L.P. (“SU”), and Oncor will file a proceeding at the Commission seeking approval of the Sharyland Transaction and the transfer of SU’s service area certificate of convenience and necessity to provide transmission and distribution service to end-use customers to Oncor (hereinafter, “Oncor/Sharyland STM proceeding”).

2.	Base Rate Increase After Sharyland Transaction Closes: The Signatories to this Stipulation agree to set Oncor’s base rate revenue requirement (including the advanced metering system (“AMS”) revenue requirement) at $4,332,286,407, which equals an increase in total electric delivery revenues of approximately 3.4% and is $198,785,957 less than Oncor’s original request. See Attachment 3.

a.	This rate change and the related revised Oncor Tariff for Retail Delivery Service and Tariff for Transmission Service become effective on November 27, 2017.

b.	Oncor agrees to provide reasonable advance notice of the date of the closing of the Sharyland Transaction to the Commission, the Signatories, all other parties to this proceeding, and to the retail electric providers (“REPs”) providing service in Oncor’s service area, which will include SU’s historical service area after the Commission approves the Sharyland Transaction.

c.	The revised rates are included in the Oncor Tariff for Retail Delivery Service and Tariff for Transmission Service provided in Attachment 2 to this Stipulation.

3.	If Sharyland Transaction Does Not Close: If the Sharyland Transaction does not close, the Signatories to this Stipulation agree that they will work together to establish a new procedural schedule for processing this docket.

a.	Oncor agrees to provide notice of the date that the Sharyland Transaction is terminated or the date that the Commission issues an order in the Oncor/Sharyland STM proceeding that finds the Sharyland Transaction not to be in the public interest to the Commission (in the case of a termination), the Signatories, all other parties to this proceeding, and to the REPs providing service in Oncor’s service area.

4.	Future Change to Corporate Federal Income Tax Rates: Subject to any future Commission rules or orders specifically addressing the rate treatment of changes in the corporate federal income tax rate, if the corporate federal income tax rate is significantly decreased before Oncor’s next base rate case, when the change becomes effective, Oncor agrees to record as a regulatory liability the amount that Oncor collects through the approved revenue requirement included in its rates for federal income taxes that is above the new corporate federal income tax rate. If the corporate federal income tax rate is subsequently significantly increased before Oncor’s next base rate case, the Signatories agree that when the change becomes effective, Oncor is authorized to record as a regulatory asset any amount that Oncor does not collect for federal income taxes through the approved revenue requirement reflected in its rates for federal income taxes. Any excess deferred taxes created by tax rate changes will be returned to ratepayers as prescribed by the Commission and in accordance with the normalization rules prescribed under federal income tax law.

5.	Internal Revenue Service Private Letter Ruling Request:

a.	The Signatories agree that, as a result of the Sharyland Transaction, SDTS and Oncor must each seek a Private Letter Ruling (“PLR”) from the Internal Revenue Service (“IRS”) concerning whether SDTS’s or Oncor’s proposed treatment of accumulated deferred federal income taxes (“ADFIT”) or related accounting entries or calculation of rate base (the “Proposed ADFIT Treatment”) would constitute a violation of the normalization rules prescribed under federal income tax law. In the Oncor/Sharyland STM proceeding, SDTS and Oncor will also seek approval of an accounting order in which the Commission would order each of SDTS and Oncor to record a deferred tax liability under ASC 740 (FAS 109) (or similar GAAP accounting principles) to account for the difference in initial GAAP and tax basis with respect to SDTS’s and Oncor’s newly acquired facilities, respectively.

i.	The Signatories agree that if the IRS does not confirm in the PLR that the Proposed ADFIT Treatment does not violate the normalization rules, then, to comply with the normalization rules, Oncor will record a regulatory asset in its regulatory books and records in the dollar amount that has been under-recovered as a result of the treatment of ADFIT beginning from the day that rates described in subpart I.A.2 become effective and ending on the date that new rates are adopted for Oncor as a result of the reversal of such deferred tax liability. The Signatories agree that Oncor is entitled to include amortization of that regulatory asset in the revenue requirement when new rates are adopted for Oncor in a future docket.

B.	Financial Matters: Oncor’s Weighted Average Cost of Capital (“WACC”) shall be 7.44% based upon a 5.7% Cost of Debt, an authorized Return on Equity (“ROE”) of 9.8%, and an authorized regulatory capital structure of 57.50% long-term debt and 42.50% equity. The foregoing WACC, Cost of Debt, ROE, and capital structure will apply, in accordance with PURA[2] and Commission rules, in all Commission proceedings or Commission filings requiring application of Oncor’s Cost of Debt, WACC, ROE, or capital structure to the same extent as if these factors had been determined in a final order in a fully-litigated proceeding.

[2]	Public Utility Regulatory Act, Tex. Util. Code Ann. §§ 11.001-66.016 (West 2007 & Supp. 2016) (“PURA”).

C.	Prudence Finding Regarding Investment: The Signatories agree to the following Commission findings in the order approving this Stipulation:

1.	that all Oncor investment, including AMS investment, through the end of the test year (December 31, 2016) of $10,989,502,464, including $12,570,327,998 of net plant in service, as presented in Oncor’s rate filing package (“RFP”), is prudent and includable in rate base, except that the six neighborhood reliability lithium-ion batteries used by Oncor are not included in this finding, but Oncor can seek a prudence finding related to these batteries in a future proceeding;

2.	that all investment in the distribution and transmission assets that are provided to Oncor in the Sharyland Transaction are used by and useful to Oncor in providing service; are prudent, reasonable, and necessary; and are includable in Oncor’s rate base, which with the inclusion of those assets is $10,991,993,213; and

3.	that if the IRS does not confirm that SDTS’s or Oncor’s proposed treatment of ADFIT and related accounting entries and calculation of rate base (the “Proposed ADFIT Treatment”) do not constitute a violation of the normalization rules prescribed under federal income tax law, then Oncor’s rate base shall be adjusted to $11,069,637,266, (an increase of $77,644,053), consistent with subpart I.A.5 above, and in the future, the deferred tax liability referenced in subpart I.A.5 shall not be used to reduce Oncor’s rate base.

D.	AMS: The Signatories agree that, consistent with 16 Tex. Admin. Code (“TAC”) § 25.130(k)(4), Oncor’s costs of AMS-installed equipment through December 31, 2016 are reasonable and necessary and are to be included in Oncor’s base rates. Those installed costs have been included in the base rates presented in Attachment 2.

1.	The Signatories agree that the AMS surcharge will cease on the date that new rates as described in subpart I.A.2 become effective.

2.	The Signatories agree that Oncor’s AMS costs from January 1, 2013 through December 31, 2016 have been reconciled as a result of this proceeding.

E.	Baseline Values for Rider DCRF: The Signatories agree that if Oncor files an application for a distribution cost recovery factor pursuant to PURA § 36.210 and 16 TAC § 25.243 after the rates described in subpart I.A.2 become effective, the baseline values to be used in that application are reflected on pages 9-17 of Attachment 4 to this Stipulation.

F.	Baseline Values for TCOS Filings: The Signatories agree that if Oncor files a petition for approval of an update to its transmission cost of service pursuant to 16 TAC § 25.192 after rates described in subpart I.A.2 become effective, the baseline values to be used are reflected on pages 1-8 of Attachment 4 to this Stipulation.

G.	Depreciation: The Signatories agree that after the rates described in subpart I.A.2 are effective, Oncor will use the depreciation rates as described in Attachment 5 to this Stipulation. Application of these rates to the test year end adjusted property balances results in a $125 million reduction from the application of the rates approved by the Commission in Docket No. 38929. The Signatories further agree that these rates will also apply to the assets Oncor receives in the Sharyland Transaction.

H.	Balances and Amortization of Regulatory Assets:

1.	The Signatories agree that Oncor’s total regulatory asset balances as of December 31, 2016, as presented in the Company’s RFP, which includes the net unamortized amount of what was approved in previous proceedings and the additional balances since Docket No. 38929 for self-insurance or “storm” reserve, pension benefits/other post-employment benefits (“OPEB”), and AMS under-recovered costs, are approved.

2.	The Signatories further agree that the balances for certain of those regulatory assets as of December 31, 2016 are as shown below, and that the balances shown below will be amortized over 10 years, with such revised annual amortizations as shown below to begin on the day that new rates become effective pursuant to subpart I.A.2, above:

a.	Self-Insurance Reserve:

Balance – $426,420,946

Annual Amortization – $42,642,095

b.	Pensions:

Balance – $306,881,928

Annual Amortization – $30,688,193

c.	OPEBs:

Balance – $42,475,486

Annual Amortization – $4,247,549

d.	AMS:

Balance – $204,757,130

Annual Amortization – $20,475,713

3.	With respect to the AMS regulatory asset, if Oncor were to recover more than its approved balance, then Oncor will refund that over-recovered amount.

4.	Until the day the new rates become effective pursuant to subpart I.A.2, above, Oncor will continue the amortizations of its regulatory asset balances related to self-insurance reserve, pensions, and OPEBs at the levels approved in Docket No. 38929. Other previously approved regulatory assets will continue to be amortized consistent with previous Commission orders.

5.	The Signatories further agree that Oncor’s AMS costs collected through the AMS surcharge after December 31, 2016 until new rates become effective pursuant to subpart I.A.2, above, have not been reconciled and that those costs will be captured and reconciled in a future proceeding.

I.	Cost of Service Annual Accruals:

1.	The Signatories agree to the following cost of service annual accruals:

a.	Self-Insurance Reserve – $75,000,000;

b.	Pensions – $42,446,295; and

c.	OPEBs – $29,852,986.

2.	Until the day the new rates become effective, Oncor will continue the annual accruals for the self-insurance reserve, pensions, and OPEBs at the levels approved in Docket No. 38929.

J.	Sharyland Wholesale Distribution Substation Service Tariff: The Signatories agree that Oncor is authorized to establish a regulatory asset to capture the amounts Oncor pays to Sharyland under Sharyland’s Wholesale Distribution Substation Service Tariff (Rate WDSS) and that Oncor is authorized to recover that regulatory asset amount in a future proceeding.

K.	Oncor agrees that if the Sharyland Transaction closes, Sharyland employees who become Oncor employees in a currently represented position will have the opportunity to join the applicable union.

L.	Rate-Case Expense Surcharge:

1.

The Signatories agree that pursuant to PURA § 36.061(b)(2), Oncor should recover $3,896,420.02 for its rate-case expenses associated with this proceeding through May 31, 2017, as well as deferred rate case expenses from Docket Nos. 35717 and 38929. The Signatories further agree that pursuant to PURA § 33.023(b), Alliance of Oncor Cities (“AOC”) and Steering Committee of Cities Served by Oncor (“Cities”) should be reimbursed $137,321.34 and $326,900.80, respectively, by Oncor for their rate-case expenses associated with this proceeding through May 31, 2017, as well as deferred rate case expenses from Docket Nos. 35717 and 38929, and that Oncor should recover those amounts. Therefore, Oncor’s total rate case expenses to be recovered, including deferred rate case expenses from Docket Nos. 35717 and 38929 and rate case expenses from this proceeding through May 31, 2017, is $4,360,642.16. The Signatories further agree that rate case expenses associated with this proceeding incurred after May 31, 2017, by Oncor, AOC, and Cities will be captured in a regulatory asset and preserved for recovery consideration in Oncor’s next general base rate case.

2.	The Signatories agree that the rate-case expenses discussed above will be recovered through a rate-case expense surcharge over one year, and that this rate-case expense surcharge will become effective when the rates described in subpart I.A.2 become effective. The description of that surcharge is provided in Attachment 2.

M.	Remand Surcharge:

1.	The Signatories agree that the amount of $27,156,562 must be recovered by Oncor through a surcharge as a result of the Texas Supreme Court’s Mandate issued on February 16, 2017 and the judgment and opinion issued on January 6, 2017 in Oncor Electric Delivery Company v. Public Utility Commission of Texas, No. 15-005 (Tex. Jan. 6, 2017), pending in Docket No. 46884, Remand of Docket No. 35717 (Application of Oncor Electric Delivery Company LLC for Authority to Change Rates).

2.	The Signatories agree that the amount owed to Oncor as a result of that opinion will be recovered through a remand surcharge over nine months for retail customers and that this remand surcharge will become effective when the rates described in subpart I.A.2 become effective. The description of that surcharge is provided in Attachment 2.

3.	The remand surcharge will terminate when the amount identified above has been fully recovered. Oncor will refund any over-recovery on the same basis upon which the costs were collected.

N.	Oncor agrees to cooperate with electric vehicle developers in accordance with its Tariff for Retail Delivery Service.

O.	Oncor agrees to make good faith efforts to maintain preexisting service or rate arrangements with customers being transferred from Sharyland to ensure that customers are not harmed by the transition.

P.	Oncor agrees to withdraw and not implement the proposed Rate DER and the direct testimony of T. Michael Quinn that were included in its RFP. The elimination of that proposed rate is reflected in the Tariff for Retail Delivery Service provided in Attachment 2 to this Stipulation.

Q.	Cost Allocation and Rate Design:

1.	The Signatories agree that costs shall be allocated among the rate classes consistent with Attachment 3.

2.	The Signatories agree that the rate design and tariff language in Oncor’s current approved Tariff for Retail Delivery Service and Tariff for Transmission Service will be revised to incorporate the revised rates described in subpart I.A.2 and the following changes:

a.	The Rate Case Expense Surcharge and the Remand Surcharge described above will be added to Oncor’s Tariff for Retail Delivery Service and Tariff for Transmission Service as reflected in Attachment 2 to this Stipulation.

b.	The proposed changes to Oncor’s Tariff for Retail Delivery Service Section 6.1.1.1.8 Lighting Service related to LED Street Lighting Options will become effective on April 1, 2018.

c.	In Oncor’s Tariff for Retail Delivery Service, the “DETERMINATION OF BILLING DEMAND FOR TRANSMISSION SYSTEM CHARGES” provision of the Secondary Service Greater than 10 kW rate, the Primary Service Greater than 10 kW – Distribution Line rate, and the Primary Service Greater than 10 kW – Substation rate will be revised so that the billing of the Rider TCRF Charge for all customers with loads above 700 kW (and all customers that were previously billed under the IDR provisions of the applicable rate) will be based on the customer’s 4-CP demand as specified in the DETERMINATION OF BILLING DEMAND FOR TRANSMISSION SYSTEM CHARGES section of the applicable Rate Schedule .

d.	The Oncor discretionary service charges presented in Oncor’s proposed Tariff for Retail Delivery Service submitted in this docket on March 17, 2017 in Sections 6.1.2, 6.1.3, and 6.1.4 are included in the Tariff for Retail Delivery Service attached to this Stipulation as Attachment 2.

e.	The following sections of Oncor’s existing Tariff for Retail Delivery Service are no longer applicable after the effective date of the revised Tariff for Retail Delivery Service described in subpart I.A.2:

Section 6.1.1.2.1 Rider TC1 – Transition Charge

Section 6.1.1.2.1.1 Rider TC1-R – Transition Charge Refund

Section 6.1.1.2.2 Rider TC2 – Transition Charge

Section 6.1.1.2.2.1 Rider TC2-R – Transition Charge Refund

Section 6.1.1.3.1 Rider CTC – Competition Transition Charge

Section 6.1.1.4.1 Rider SBF – System Benefit Fund

Section 6.1.1.6.4 Rider AMCRF – Advanced Metering Cost Recovery Factor

Section 6.1.1.6.5 Rider RCE-R – Rate Case Expense Remand Surcharge

Section 6.1.1.6.6 – Rider SCUD – State Colleges & Universities Discount

Section 6.1.1.6.7 Rider RCE2 – Rate Case Expense Surcharge Two

f.	The Signatories agree that with regard to the cost of relocation of Oncor facilities in public right of way, including but not limited to streets, alleys and other ways of pedestrian and vehicular traffic, Cities and Oncor will work together to establish new protocols and procedures (including but not limited to revising tariffs, if applicable) within 90 days of the Supreme Court’s order in the pending case of City of Richardson vs. Oncor Electric Delivery Company LLC to ensure that the cost of relocating facilities when the public improvements are for a governmental purpose is borne by the Company.

g.	Oncor’s Tariff for Transmission Service is revised to add the following paragraph as section 4.3.6 Testing of Customer Equipment:

“4.3.6 Testing of Customer Equipment

In situations where historical Demand requirements will be exceeded due to properly noticed and Company approved scheduled equipment testing, Company will ignore for Billing Demand Ratchet purposes the test period demands. Approval of the equipment testing schedule including date and time, shall be at Company’s discretion, but shall not be unreasonably withheld, provided Customer contacts Company at least ten days in advance of the equipment testing. In no event shall Company approved testing occur between the hours of 12 noon and 8:00 PM during the weekdays of the months of June, July, August, and September. Charges for electric usage (kWh and kW) during the test period, may be billed to the Customer. Increased demand for the testing period shall not affect the customer’s demand for billing ratchet purposes. Charges for reading and resetting the Meter, if required, shall be as calculated and shall be billed to the Customer.”

h.	Oncor’s Tariff for Transmission Service is revised to add the following section:

“Section 4.8.3 Disconnection of Service for Non Payment to Retail Electric Utility

Company, in accordance with applicable legal authorities and this Tariff, will disconnect service to Customer without liability for a disconnection upon request from the Customer’s Retail Electric Utility as that term is defined in Chapter 37 of the Public Utility Regulatory Act.”

i.	Oncor’s Tariff for Transmission Service is revised (1) to include the discretionary service charges proposed in Oncor’s Tariff for Transmission Service submitted in this docket on March 17, 2017; and (2) to provide the following additional wholesale discretionary services:

Rate No. /Activity	Description	Pricing
WD8 Retail Disconnection of Service for Non-Payment	Applicable to Customer that is the Retail Electric Utility for Company’s Wholesale Transmission Customer. Upon request by Customer, Company will disconnect service to Customer’s Retail Electric Customer.	As Calculated

WD9 Retail Reconnection of Service after Disconnection of Service for Non-Payment	Applicable to Customer that is the Retail Electric Utility for Company’s Wholesale Transmission Customer. Upon request by Customer, Company will reconnect service to Customer’s Retail Electric Customer.	As Calculated

j.	No other changes to Oncor’s Tariff for Retail Delivery Service and Tariff for Transmission Service are agreed upon by the Signatories; provided, however, transition issues may be addressed in the Oncor/Sharyland STM proceeding, other forums, and compliance proceedings as provided herein:

II.

The Signatories agree that the terms of this Stipulation are fair, reasonable, and in the public interest. The Signatories further stipulate to the facts contained in the proposed Order attached hereto as Attachment 1 and will take all reasonable efforts to obtain the prompt adoption of an order by the Commission consistent with Attachment 1 to this Stipulation. The Signatories further agree to support and defend the terms of this Stipulation as set forth herein.

III.

This Stipulation has been drafted by all Signatories and is the result of negotiation, compromise, settlement, and accommodation. The Signatories agree that the terms and conditions herein are interdependent. The various provisions of this Stipulation are not severable. None of the provisions of this Stipulation shall become fully operative unless the

Commission shall have entered a final order approving this Stipulation consistent with the proposed Order. If the Commission does not accept this Stipulation as presented, or issues an order inconsistent with the terms of this Stipulation or the proposed Order, the Signatories agree that any Signatory adversely affected by that alteration has the right to withdraw from this Stipulation, thereby becoming released from its obligations arising hereunder, and to proceed as otherwise permitted by law to exercise all rights available under the law. The right to withdraw must be exercised by providing the other Signatories written notice within 20 calendar days of the date the Commission order acting on this Stipulation is filed. Failure to provide such notice within the specified time period shall constitute a waiver of the right to withdraw and acceptance of the changes to this Stipulation made by the Commission.

IV.

This Stipulation is binding on each of the Signatories only for the purpose of settling the issues as set forth herein and for no other purposes. The matters resolved herein are resolved on the basis of a compromise and settlement. Except to the extent that this Stipulation expressly governs a Signatory’s rights and obligations for future periods, this Stipulation shall not be binding or precedential on a Signatory outside of this proceeding except for a proceeding to enforce the terms of this Stipulation. The Signatories agree that a Signatory’s support of the resolution of this docket in accordance with this Stipulation may differ from its position or testimony regarding contested issues of law, policy, or fact in other proceedings before the Commission or other forum. Because this is a Stipulation, a Signatory is under no obligation to take the same position as set out in this Stipulation in other proceedings not referenced in this Stipulation whether those dockets present the same or a different set of circumstances. Notwithstanding any other provision herein, a Signatory’s agreement to entry of a final order of the Commission consistent with this Stipulation should not be regarded as an agreement to the appropriateness or correctness of any assumptions, methodology, or legal or regulatory principle that may have been employed in reaching this Stipulation and should not be regarded as an endorsement of the appropriateness or legality of including any particular expense or investment proposed by the RFP for inclusion in the total base rate revenue requirement.

V.

This Stipulation contains the entire agreement among the Signatories. Moreover, this Stipulation supersedes all other written and oral exchanges or negotiations among the Signatories or their representatives with regard to the subjects contained herein. The Signatories hereby waive the right to an evidentiary hearing in this proceeding and waive cross-examination of all witnesses.

VI.

Each person executing this Stipulation represents that he or she is authorized to sign this Stipulation on behalf of the party represented. Facsimile or emailed copies of signatures are valid for purposes of evidencing this Stipulation, which may be executed in multiple counterparts.

VII.

WHEREFORE, PREMISES CONSIDERED, the Signatories respectfully request that this Honorable Commission enter an order consistent with the terms of this Stipulation.